Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

Media Contacts:	Pamela Eisele (267) 305-3558 Patrick Ryan (908) 740-1038	Investor Contacts:	Peter Dannenbaum (908) 740-1037 Michael DeCarbo (908) 740-1807

Merck to Focus on Key Growth Pillars Through Spinoff of Women’s Health, Trusted Legacy Brands and Biosimilars Products into New Company (“NewCo”)

NewCo to be a Leading Women’s Health Company; Represents Total Revenue of Approximately $6.5 Billion for Merck in 2020

•	Separation to enhance focus of both Merck and NewCo to better meet the needs of their patients and customers and achieve faster growth and greater value for all stakeholders
•	Merck to benefit from strong growth across its current pillars of Oncology, Vaccines, Hospital and Animal Health, while aspiring to be the premier research-intensive biopharmaceutical company
•	Transaction enables Merck to achieve in excess of $1.5 billion in operating efficiencies by 2024; targeting Non-GAAP operating margin greater than 40%
•	NewCo will pursue global leadership and sustainable growth in Women’s Health; will realize full potential of its trusted Legacy Brands and rapidly expanding Biosimilars products
•	Merck to retain its dividend of $2.44 per share post separation and anticipates future increases with the goal of achieving a 47% to 50% payout ratio over time; NewCo expected to pay an incremental dividend
•	Transaction intended to be completed in the first half of 2021

KENILWORTH, N.J., Feb. 5, 2020 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced its intention to spin-off products from its Women’s Health, trusted Legacy Brands, and Biosimilars businesses into a new, yet-to-be-named, independent, publicly traded company. The spinoff will allow both management teams to drive increased responsiveness to the particular needs of their patients and customers and achieve faster growth through focused and fit-for-purpose operating models.

Merck will continue to benefit from strong growth across its current key pillars of Oncology, Vaccines, Hospital and Animal Health, while remaining fully committed to investing in research and development in pursuit of breakthrough innovations across all areas of science and to driving value from its deep late-stage pipeline. As a premier research-intensive biopharmaceutical company, Merck will continue its pursuit to advance the prevention and treatment of diseases that threaten people and communities around the world.

“Over the past several years, we have purposefully shifted the focus of our efforts and resources to our best opportunities for growth,” said Kenneth C. Frazier, chairman and chief executive officer, Merck. “This has led to the exceptional results we are reporting today. Given the opportunities now in front of us, we believe we can benefit from even greater focus. At the same time, we believe additional resources and focus will help ensure that our expansive portfolio, including many trusted and medically important products, reach their full potential. We have therefore made the decision to separate into two growth companies: Merck and NewCo. By optimizing our human health portfolio, Merck can move closer to its aspiration of being the premier research-intensive biopharmaceutical company, while also properly prioritizing a set of products at NewCo that are important to public health and the patients who rely on them, and which present real opportunities for growth.”

SPINOFF CREATES TWO INDEPENDENT GROWTH COMPANIES

Compelling Strategic Rationale for Spinoff

Merck believes the spinoff will deliver significant benefits for both Merck and NewCo and create value for Merck shareholders. The transaction is expected to create two companies with:

•	Enhanced strategic and operational focus on key drivers to accelerate growth,
•	Improved agility to anticipate and respond to customer needs and rapidly evolving market dynamics,
•	Simplified operating models with reduced complexity and improved efficiencies,
•	Optimized capital structures and resource allocation to pursue their distinct strategic agendas for long-term success and deliver greater returns to shareholders, and
•	Improved financial profiles making for unique and compelling investment cases.

Merck to Retain its Portfolio of Key Growth Drivers in Oncology, Vaccines, Hospital and Animal Health

Merck will retain its current growth pillars of Oncology, Vaccines, Hospital and Animal Health and continue to invest in research and development of breakthrough innovations across all areas of science. Led by highly innovative products, including KEYTRUDA (pembrolizumab), Lynparza (olaparib), Lenvima (lenvatinib mesylate), GARDASIL (Human Papillomavirus Vaccine, Recombinant), BRIDION (sugammadex), ZERBAXA (ceftolozane and tazobactam), and BRAVECTO (fluralaner), as well as its leading diabetes business and other key products, Merck will continue to benefit from broad commercial scale and remains committed to ensuring continued access to its innovative medicines across the globe.

The spinoff of NewCo will reduce Merck’s Human Health manufacturing footprint by approximately 25% and the number of Human Health products it manufactures and markets by approximately 50%. This will allow for a more focused operating model in support of its growth products. As a result, Merck expects to optimize its resources, grow faster and achieve meaningful operating margin expansion over time through increased productivity and efficiency.

NewCo to be Comprised of Products from Merck’s Women’s Health, Trusted and Medically Important Legacy Brands and Biosimilars Businesses

NewCo will pursue global leadership and focused, sustainable growth in Women’s Health led by the growing and patent-protected NEXPLANON (etonogestrel implant) franchise and fueled by its leading contraceptive and fertility businesses. NewCo expects to establish a leading position in Biosimilars along with its partner, Samsung Bioepis Co., Ltd., focusing on its current portfolio including RENFLEXIS (infliximab-abda) and BRENZYS (etanercept) in immunology and ONTRUZANT (trastuzumab-dttb) in oncology, and is well-positioned to be a partner in the commercialization of biosimilars worldwide. NewCo will have a large portfolio of highly profitable and trusted brands consisting of dermatology, pain, respiratory, select cardiovascular products including ZETIA (ezetimibe) and VYTORIN (ezetimibe/simvastatin), as well as the rest of Merck’s Diversified Brands, with strong cash flows that will support investments in future growth opportunities. In addition, NewCo will pursue opportunities to partner with biopharmaceutical innovators looking to commercialize their products by leveraging NewCo’s scale and presence in fast growing international markets.

NewCo will have a global footprint with approximately 75% of sales generated from ex-U.S. markets, significant scale and geographic reach, world-class commercial capabilities, and approximately 10,000 to 11,000 employees. NewCo is expected to be headquartered in New Jersey.

FINANCIAL OUTLOOK

Merck Targeting 40%+ Operating Margins by 2024; Believes Revenue Potential is Underappreciated; Retaining Current Dividend

Merck expects strong revenue growth each year through 2024, which will accelerate as a result of the spinoff.

Merck continues to expect meaningful operating margin expansion over time. The spinoff of NewCo should enable Merck to achieve incremental operating efficiencies in excess of $1.5 billion by 2024, while continuing to increase investment in key growth drivers and pipeline assets. Merck is therefore targeting Non-GAAP operating margins greater than 40% in 2024, higher than what Merck expected to achieve pre-spinoff.

Merck expects to receive $8 billion to $9 billion through a special tax-free dividend from NewCo. Merck expects that these funds will be allocated to business development or share repurchases and will provide more details about the planned usage of these funds closer to the spinoff date.

Merck will retain its current 2020 dividend of $2.44 per share and anticipates future increases with the goal of achieving a 47% to 50% payout ratio over time.

Combined Value Creation

Shareholders holding both Merck and NewCo post spinoff are expected to benefit from increased combined non-GAAP (generally accepted accounting principles) earnings per share assuming dilution (EPS) over time, as well as higher combined dividends. The combined non-GAAP EPS of the two companies is expected to be nominally lower initially than what Merck would have achieved pre-spinoff, reflecting costs necessary to operate NewCo as an independent company. However, as a result of the incremental growth that NewCo is expected to achieve, combined with the benefit of ongoing operating efficiencies at Merck enabled by the spinoff, the company expects Merck and NewCo to realize higher combined non-GAAP EPS within 12 to 24 months post-spinoff.

NewCo Expects to Achieve Strong Profitability and Low-Single-Digit Revenue Growth from 2021 Base; Expects to Pay Incremental Dividend

The products to be spun off into NewCo are expected to generate 2020 revenue of approximately $6.5 billion within Merck, with a non-GAAP operating margin of approximately 45%. As an independent company from a 2021 base-year of approximately $6.0 billion to $6.5 billion in revenue, NewCo is expected to achieve low-single-digit revenue growth. Inclusive of costs necessary in standing up NewCo as an independent company, non-GAAP operating margins are expected to be in the mid-30% range in the first year post separation and increase over time. NewCo’s earnings before interest, taxes, depreciation, and amortization (EBITDA) margins are expected to be in the low-to-mid 40% range in the first year post separation and increase over time.

NewCo is expected to have $8.5 billion to $9.5 billion in initial debt, with substantial cash flow that will provide ample financial flexibility for potential business development, debt paydown and a meaningful dividend. This expected dividend will be entirely incremental to Merck’s dividend.

LEADERSHIP AND GOVERNANCE

NewCo to be Led by Experienced Pharmaceutical Executives

Kevin Ali, who brings three decades of pharmaceutical commercial experience from within Merck, will be named chief executive officer of NewCo. Ali has led Merck’s enterprise portfolio strategy initiative, reporting to Frazier, for the past year. Prior to this, Ali served in many leadership roles within Merck, including president, MSD International; president, Emerging Markets; senior vice president in charge of the Bone, Respiratory, Immunology and Dermatology franchise; managing director of Germany and managing director of Turkey.

“Built on the foundation of a trusted, high-quality portfolio, NewCo will help people around the world live healthier lives, with a special focus on investing in innovations for the distinct healthcare needs of women,” Ali said. “We are committed to becoming a leader in Women’s Health driven by organic and inorganic opportunities fueled by our portfolio of trusted legacy brands and our commitment to growing our rapidly expanding biosimilars business.”

Carrie Cox will be named NewCo’s Chairman of the Board of Directors. Cox has extensive experience in the pharmaceutical industry and deep expertise in women’s health, formerly serving as chairman of Array BioPharma Inc., CEO and chairman of Humacyte Inc., president of Global Pharmaceuticals at Schering-Plough Corporation (acquired by Merck in 2009), executive vice president of Pharmacia Corporation and vice president of Women’s Health Care at Wyeth-Ayerst Laboratories, Inc.

“I am delighted to be joining the leadership of NewCo and excited by the growth opportunities in its portfolio,” Cox said. “The time has come for a company dedicated to serving the healthcare needs of women, in addition to a broad portfolio that continues to be important for the public health needs of patients around the world.”

More information about NewCo Board, governance structure and management team will be provided in the future.

Transaction Intended to be Completed in the First Half of 2021

The transaction is intended to take the form of a tax-free distribution to Merck shareholders of a new publicly traded stock in NewCo. The spinoff is expected to be completed in the first half of 2021, subject to market and certain other conditions.

Conference Call

Merck will discuss this transaction on its previously scheduled earnings conference call today, Feb. 5, at 8:00 a.m. EST, which investors, journalists and the general public may access via a live audio webcast on Merck’s website at  https://investors.merck.com/events-and-presentations/default.aspx.. Institutional investors and analysts can participate in the call by dialing (706) 758-9927 or (877) 381-5782 and using ID code number 8583879. Members of the media are invited to listen to the call by dialing (706) 758-9928 or (800) 399-7917 and using ID code number 8583879. Journalists who wish to ask questions are requested to contact a member of Merck’s Media Relations team at the conclusion of the call.

For further information, please visit https://merck.unleashinggrowthpotential.com.

About Merck

For more than 125 years, Merck, known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases in pursuit of our mission to save and improve lives. We demonstrate our commitment to patients and population health by increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to prevent and treat diseases that threaten people and animals – including cancer, infectious diseases such as HIV and Ebola, and emerging animal diseases – as we aspire to be the premier research-intensive biopharmaceutical company in the world. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements with respect to the company’s plans to spin-off certain of its businesses into an independent company, the timing and structure of such spin-off, the characteristics of the business to be separated, the expected benefits of the spin-off to the company and the expected effect on the company’s dividends. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to whether the proposed spin-off will be completed on the proposed timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, uncertainties as to the timing of the proposed spin-off; uncertainties as to the status of any required regulatory approvals; the possibility that various conditions to the consummation of the spin-off may not be satisfied; the effects of disruption from the transactions contemplated in connection with the spin-off; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2018 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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